UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest events reported)	June 10, 2005
(June 6, 2005)

TNP ENTERPRISES, INC.

(Exact name of registrant as specified in charter)

Texas	002-89800	75-1907501
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (817) 731-0099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

TEXAS-NEW MEXICO POWER COMPANY

(Exact name of registrant as specified in charter)

Texas	2-97230	75-0204070
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (817) 731-0099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement. On June 6, 2005, PNM Resources, Inc. (“PNMR”), in conjunction with the previously-announced acquisition of TNP Enterprises, Inc. and subsidiaries (“TNP”), entered into an agreement with TNP (the “Investment Agreement”) pursuant to which PNMR will provide funds to TNP as necessary to enable TNP to effect (i) the repayment in full of all amounts due under the $112,500,000 Amended and Restated Credit Agreement dated as of August 28, 2003 among TNP, Canadian Imperial Bank of Commerce and the several lenders thereunder (the “Credit Agreement”); and (ii) the redemption in full of (a) TNP’s 14 1/2 % Senior Redeemable Preferred Stock, Series C, (b) TNP’s 14 1/2 % Senior Redeemable Preferred Stock, Series D, and (c) TNP’s 10.25% Senior Subordinated Notes due 2010, Series B, in each case on the redemption date of July 6, 2005. A copy of the Investment Agreement is being filed as Exhibit 10.1 to PNMR’s Current Report on Form 8-K dated June 10, 2005 and is incorporated by reference herein.

Employment Agreement. On June 6, 2005, effective upon the closing of the acquisition of TNP by PNMR, W. Douglas Hobbs was appointed President and CEO of Texas-New Mexico Power Company (“TNMP”). Mr. Hobbs was also appointed an officer of PNMR with the title of Senior Vice President, Customer and Delivery and Services. Prior to the acquisition, Mr. Hobbs was Senior Vice President and Chief Operations Officer of TNMP.

The terms of Mr. Hobbs’s employment include (i) a base salary of $250,000; (ii) a target bonus of $82,500 up to a maximum of $165,000, contingent upon goal attainment and PNMR’s financial performance; (iii) participation in PNMR’s benefit and incentive plans and other arrangements in accordance with their terms; (iv) participation in PNMR’s long-term incentive program, including equity awards; and (v) all other such benefits which similarly situated PNMR Senior Vice Presidents receive.

Item 1.02. Termination of a Material Definitive Agreement.

TNP Credit Agreement. In connection with the acquisition of TNP by PNMR, TNP has repaid in full all amounts due under and terminated the Credit Agreement. The collateral was released upon the payment of the amounts due. The repayment amount consisted of $110,531,250 in principal, $529,675 in accrued and previously unpaid interest, and $23,857 in breakage and legal fees. The Investment Agreement, under which PNMR provided the funds for the payment, is described above under Item 1.01.

Employment Agreements with Named Executive Officers of TNP. Effective upon the completion of the acquisition of TNP by PNMR, and as described more fully in Item 5.02 of this Current Report, the officers of TNP identified below have resigned and been terminated. Each was identified as a Named Executive Officer in TNP’s Annual Report on Form 10-K for the year ended December 31, 2004. Each was a party to an employment agreement with TNP that has been terminated, subject to TNP’s obligations to make payments and reimbursements required under such agreements and to provisions that survive termination. Each is being paid the amount indicated in the following table pursuant to the change of control provisions of his or her employment agreements.

Named Executive Officer	Change of Control Payments
William J. Catacosinos, Chairman and Chief Executive Officer	$2,692,609
Michael E. Bray, President and Chief Operating Officer	$2,019,098
Theodore A. Babcock, Chief Financial Officer	$880,586
Kathleen A. Marion, Corporate Secretary	$380,631

The following is a brief description of the material terms and conditions of each employment agreement:

William J. Catacosinos. Dr. Catacosinos was employed by TNP as its Chairman and Chief Executive Officer pursuant to an employment agreement dated as of April 7, 2000. The original three year term of his agreement was automatically extended for additional one-year periods on each anniversary date of the agreement, unless either Dr. Catacosinos or TNP gave notice to the other at least 90 days prior to any such anniversary date that the agreement term, as then extended, would not be extended beyond its then automatically extended term.

Under his agreement, Dr. Catacosinos received an annual base salary of $1,550,000 per year beginning with the third year of the original agreement term, and was entitled to participate in all incentive, pension, retirement, savings, 401(k) and other employee pension benefit plans and programs that TNP and/or TNMP maintained for the benefit of its senior management executives. He was also entitled to participate in all of TNP’s and TNMP’s other compensation and employee benefit plans or programs and receive officer perquisites.

Upon Dr. Catacosinos’ resignation for Good Reason (as his agreement defines such terms, including a change of control) or termination without Cause (as his agreement defines such terms), he was entitled to receive his base salary at the rate then in effect for a period of 18 months after the termination. Such termination or resignation would require 30 days prior written notice to the affected party. Dr. Catacosinos was also entitled to any accrued but unpaid base salary, immediate payment of any unpaid compensation due to him as of the termination date, reimbursement of all reasonable business expenses incurred but not yet paid, payment for all unused accrued vacation days, and any other compensation and benefits payable pursuant to any applicable TNP and/or TNMP plans or programs. The agreement also contained provisions relating to payments that would be payable to Dr. Catacosinos, if he had been terminated for Cause or resigned without Good Reason, or to Dr. Catacosinos, his estate or his legal representative if he had died or become disabled. Dr. Catacosinos was notified on April 29, 2005 that he would no longer be employed by TNP after close and his employment was terminated effective June 6, 2005.

Mr. Babcock and Ms. Marion. TNP entered into three-year employment agreements with Theodore A. Babcock and Kathleen A. Marion as of March 15, 2001. The employment agreements were amended for two additional years on February 3, 2004. Mr. Babcock’s and Ms. Marion’s employment agreements specified their positions, duties, and set the compensation and benefits each would be provided during the agreement term. Each agreement specified that the officer would receive a minimum level of compensation during each year of the agreement’s term and participate in all company benefit plans. The minimum compensation for Mr. Babcock was $230,000 and for Ms. Marion was $100,000. This compensation consisted of:

•	an annual base salary

•	an annual incentive bonus ranging from 0 percent to 37.5 percent of the executive’s base salary based on the executive’s attainment of certain pre-established financial and operational goals, and subject to employment through the end of the relevant calendar year; the target annual incentive bonus was equal to 25 percent of base salary in each case

Each agreement provided that if TNP terminated the officer for any reason other than for Cause (as each agreement defined such terms) or if the officer resigned for Good Reason (as each agreement defined such terms), he or she would be entitled to the greater of either (a) a continuation of the officer’s then-current annual salary for a period of 18 months, and any annual incentive bonus that would become payable during the 18 month period, pro-rated for any partial year, or (b) a lump sum payment equal to the then current annual salary divided by twelve and multiplied by the total number of months between the date of termination of such officer and the termination date of the agreement, plus an amount equal to the incentive compensation for the year in which the termination occurs, pro rated for the number of months employed during that year. In addition, each officer would be vested in the pension benefit and entitled to credit on his or her pension plan accruals based on his or her annual salary immediately prior to termination applied to the months between such termination and March 15, 2006.

In addition, if, upon a change of control, the officer was terminated without Cause or terminated his or her employment for Good Reason, the officer would be entitled to a lump sum payment equal to three times the officer’s then current annual salary and medical insurance for three years at a cost to the executive equal to that paid by TNP employees. The lump sum would be grossed up by the amounts of any excise taxes payable on such lump sum, pursuant to Section 4999 of the Internal Revenue Code, as amended, and any additional excise and income taxes that result from such gross up payment.

Mr. Bray. TNP entered into a three-year employment agreement with Michael E. Bray as of January 19, 2004. Mr. Bray’s employment agreement provided that:

•	during each year of his agreement’s term, he would receive a base salary of at least $450,000 and an annual incentive bonus of between 0 percent and 37.5 percent of his base salary, based on the attainment of financial and operational goals to be established at the beginning of each year; Mr. Bray’s incentive bonus in 2004 shall not be less than $150,000

•	if TNP terminated him for any reason other than Cause or if he resigned for Good Reason (each term is defined in his employment agreement), he would be entitled to receive either:

•	a lump sump payment equal to the continuation of his then-current annual salary for a period of 18 months, plus an amount equal to the incentive compensation for the year in which the termination occurs, pro rated for the number of months employed during that year, or

•	a lump sum payment equal to his then current annual salary divided by 12 and multiplied times the total number of months between the date of termination and expiration of the agreement, plus an amount equal to the incentive compensation for the year in which the termination occurs, pro rated for the number of months employed during that year; and

•	medical insurance at a cost equal to that paid by TNP employees for the greater of (a) 18 months or (b) the period from the termination until the expiration of the agreement

•	if Mr. Bray was terminated without Cause or terminates his employment for Good Reason in the event of a change of control of TNP, he would be entitled to a lump sum equal to three times his then current annual salary, and medical insurance for three years at a cost to him equal to that paid by employees of TNP; the lump sum would be grossed up by the amounts of any excise taxes payable on such lump sum, pursuant to Section 4999 of the Internal Revenue Code, as amended, and any additional excise and income taxes that result from such gross up payment

•	if Mr. Bray was terminated for any reason other than Cause, he will be vested in the pension benefit and entitled to credit on his pension plan accruals based on his annual salary immediately prior to termination applied to the months between his termination and January 1, 2007

Change of Control Agreements of Certain Named Executive Officers of TNMP. As described more fully in Item 5.02 of this Report, the following officers, with the exception of Mr. Blanchard, whose departure is being delayed until August 15, 2005, of TNMP resigned and were terminated effective with the completion of the acquisition of TNP by PNMR. Each was identified as a Named Executive Officer in TNMP’s Annual Report on Form 10-K for the year ended December 31, 2004, and each was a party to a change of control agreement, which has terminated, subject to TNMP’s satisfaction of the payments, other obligations to these officers under these agreements, and to provisions that survive termination. Each is being paid the amount specified in the following table in accordance with the terms of his or her change of control agreement.

Named Executive Officer	Change of Control Payments
Jack V. Chambers, Chairman, President and Chief Executive Officer	$2,119,642
Scott Forbes, Senior Vice President and Chief Financial Officer	$705,044
Michael D. Blanchard, Vice President and General Counsel	$337,796
Melissa D. Davis, Vice President - Human Resources	$381,320

Under each of the change of control agreements, if, within the period beginning 90 days prior to and ending 365 days after a change of control of TNMP or First Choice Power, L.P., the officer’s employment was terminated without Cause (as the agreements define such term) or the officer resigns following a significant change in duties, responsibilities, authority, title, reporting responsibilities, compensation or benefits, then the officer would become entitled to receive:

(a)	an amount equal to the officer’s (i) unpaid annual base salary and accrued vacation pay through the effective date of termination, plus (ii) the target annual bonus under the TNMP short-term incentive plan then in effect, pro-rated for the completed portion of the then-existing fiscal year;

(b)	a lump sum equal to three times the officer’s annual base salary, in the case of Messrs. Chambers and Forbes, or two times such salary, in the case of Mr. Blanchard and Ms. Davis; such amount would be grossed up by the amounts of any excise taxes payable on such lump sum, pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, and any additional excise and income taxes that result from each gross up payment; and

(c)	health and dental insurance at a cost to such officer equal to that paid by TNMP employees for a period of three years, in the case of Messrs. Chambers and Forbes, or two years, in the case of Mr. Blanchard and Ms. Davis.

If the officer’s employment was terminated for Cause, or if the officer terminated his or her employment other than for the reasons giving rise in the change of control benefits, the officer would not receive any change of control benefits. In addition, each officer was entitled to receive the benefits described in paragraphs (b) and (c), above only if the officer executed a release in such form as TNMP requires releasing TNMP from any and all further liability in connection with such termination, and such release becomes effective by its terms.

Each agreement would terminate upon the earliest of (a) the date that all obligations of the parties to the respective agreement have been satisfied; (b) the date, prior to a change of control, that the officer is no longer employed by TNMP; (c) the second anniversary of a change of control; and (d) April 7, 2006, the third anniversary of the effective date of the respective agreements.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Change of Control of TNP. As reported in Item 5.01 of this Current Report, the completion of the acquisition of TNP by PNMR, resulted in a change of control of TNP.

The change of control requires that TNP conduct a change of control offer for (a) its 10.25% Senior Subordinated Notes due 2010 (the “Notes”) at an offer price of 101% of the principal amount of the Notes, and (b) its 14 1/2% Senior Redeemable Preferred Stock, Series C and D (the “Preferred Stock”), at an offer price of 110% of the liquidation preference for the Preferred Stock. The change of control offer for each must commence within 30 days of a change of control by mailing a change of control notice to all the respective holders of the Notes and Preferred Stock, and be completed within 30 - 60 days after the offer commences.

In lieu of conducting the required change of control offers, TNP will redeem all of the outstanding Notes and Preferred Stock, as described in Item 8.01 of this Current Report. TNP has set July 6, 2005 as the redemption date for both the Notes and the Preferred Stock. Redemption notices have been sent to their respective holders. The redemption price for the Notes will be 105.125% of the outstanding principal amount of the Notes, plus accrued and unpaid interest. The redemption price for the Preferred Stock will be 110% of the liquidation preference for the Preferred Stock, plus accrued and unpaid dividends.

TNP Credit Agreement. As described in Item 1.02 of this Current Report, in connection with the acquisition of TNP by PNMR, TNP has repaid in full all amounts due under, and terminated, the Credit Agreement. The repayment amount consisted of $110,531,250 in principal, $529,675 in accrued and previously unpaid interest, and $23,857 in breakage and legal fees.

Item 5.01. Changes in Control of Registrant.

On June 6, 2005, PNMR completed its acquisition of all of the outstanding common stock of TNP from SW Acquisition, L.P. The completion of the acquisition by PNMR resulted in a change of control of TNP and TNMP.

The acquisition occurred pursuant to an agreement dated as of July 24, 2004 between SW Acquisition, L.P., the sole holder of TNP common stock, and PNMR under which SW Acquisition, L.P. agreed to sell all of the outstanding common stock of TNP to PNMR. As described in more detail in Item 8.01 of this Current Report, TNP will redeem its Notes and its Preferred Stock on July 6, 2005.

A copy of TNP’s press release relating to the closing of its acquisition by PNMR is filed herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

TNP Enterprises, Inc.

Departure of Officers and Directors. On June 6, 2005, effective upon the completion of the acquisition by PNMR of TNP, the following officers and directors of TNP resigned or were removed:

William J. Catacosinos, Chairman and Chief Executive Officer

Michael E. Bray, President and Chief Operating Officer and a Director

Theodore A. Babcock, Chief Financial Officer and a Director

Kathleen A. Marion, Corporate Secretary and a Director

Manjit S. Cheema, Treasurer and a Director

Gerald L. Brodsky, Director

James T. Flynn, Director

Kenneth S. Grossman, Director

Leeam Lowin, Director

David H. Kehler, Director

James W. O’Brien, Director

Steven Shulman, Director

Election of Officers and Directors. After the completion of the acquisition, the election of the following as officers and directors of TNP occurred:

W. Douglas Hobbs, President, Chief Executive Officer and Director*

Terry R. Horn, Vice President, Secretary and Director **

Jeffry E. Sterba, Chairman*

Charles E. McMahen, Director

Alice A. Cobb, Director

*	Effective June 10, 2005, Mr. Sterba was elected Chairman, President and Chief Executive Officer of TNP and replaced Mr. Hobbs as President and Chief Executive Officer.

**	In order to efficiently execute the actions necessary related to the closing of the acquisition of TNP, the Board of Directors of PNMR approved Mr. Horn to act as sole director of TNP for one day only, on the closing date of the acquisition. Mr. Horn completed certain corporate governance actions on behalf of TNP.

Mr. Hobbs, 61, was elected as Senior Vice President - Customer and Delivery Services of PNMR and as President and Chief Executive Officer of TNP and TNMP effective upon the closing of the acquisition. He became Senior Vice President and Chief Operations Officer of TNMP in August 2002. He had served as TNMP’s Vice President - Transmission and Distribution Operations since June 2002. Prior to that, he had served as TNMP’s Vice President - Texas Transmission and Distribution Operations since October 2000. He was Vice President and Regional Customer Officer of TNMP from March 1999 to October 2000. The material terms of Mr. Hobbs’ employment arrangements are disclosed in Item 1.01 of this Current Report.

Mr. Horn, 53, has been Vice President and Treasurer of Public Service Company of New Mexico (“PNM”) and PNMR since 1998 and 2001, respectively. Effective with the close of the acquisition, Mr. Horn was appointed Vice President and Corporate Secretary of PNMR and will continue as Treasurer until a replacement is appointed. Mr. Horn has more than 30 years of experience in corporate accounting, finance, investments, and treasury operations.

Mr. Sterba, 50, has been the Chairman, President and Chief Executive Officer of PNM since 2000. Mr. Sterba became President of PNM on March 1, 2000, became President and CEO of PNM on June 6, 2000 and was elected Chairman of the Board of PNM on October 1, 2000. Mr. Sterba became Chairman, President and Chief Executive Officer of PNMR on December 31, 2001. Previously, Mr. Sterba served as Executive Vice President of USEC, Inc., from December 1998 to February 2000. Before joining USEC, Inc., Mr. Sterba was Executive Vice President and Chief Operating Officer of PNM overseeing all of PNM’s business units. Mr. Sterba is also a director of Edison Electric Institute, Electric Power Research Institute, and the United States Chamber of Commerce. Mr. Sterba also serves on an advisory board for Wells Fargo Bank, N.A.

Mr. McMahen, 65, retired as Vice Chairman of Compass Bank in December 2003. He served as Vice Chairman of Compass Bank from 1999 through 2003. He is also a director of Compass Bancshares, Inc.

Ms. Cobb, 57, has been Senior Vice President, Peoples Services and Development of PNMR since December 31, 2001, and of PNM since September 11, 2001. On February 23, 2005, Ms. Cobb’s title was changed to Senior Vice President, Chief Administrative Officer. Previously, Ms. Cobb served as Global Human Resources Officer of ClientLogic from November 22, 1999.

Texas-New Mexico Power Company.

Departures of Officers and Directors. On June 6, 2005, effective upon the completion of PNMR’s acquisition of TNP, the following resigned or were removed as officers and directors of TNMP:

Jack V. Chambers, Chairman, President and Chief Executive Officer

Scott Forbes, Senior Vice President and Chief Financial Officer

Michael D. Blanchard, Vice President and General Counsel *

Adam Carte, Vice President and Treasurer

Melissa D. Davis, Vice President - Human Resources

Joseph B. Hegwood, Vice President and Controller

Michael H. Kennemer, Vice President - Audit Services

Paul W. Talbot, Secretary

B. Jan Adkins, Assistant Secretary**

Michael E. Bray, Director

Tim H. Carter, Director

William J. Catacosinos, Director

James T. Flynn, Director

Leeam Lowin, Director

*	Mr. Blanchard’s departure from TNMP was delayed until August 15, 2005.

**	Ms. Adkins remains an employee, not an officer, of TNMP until December 31, 2005.

Election of Officers and Directors. Effective upon closing, the following were elected or are continuing as officers and directors of TNMP:

W. Douglas Hobbs, President, Chief Executive Officer and Director

Joel K. Ivy, Vice President, Technical Services

Neal Walker, Vice President, Operations

Thomas G. Sategna, Vice President and Controller

Terry R. Horn, Vice President, Secretary and Director *

Jeffry E. Sterba, Chairman

Charles E. McMahen, Director

Alice A. Cobb, Director

*	In order to efficiently execute the actions necessary related to the closing of the acquisition of TNP, the Board of Directors of PNMR approved Mr. Horn to act as sole director of TNMP for one day only, on the closing date of the acquisition. Mr. Horn completed certain corporate governance actions on behalf of TNMP.

A description of Messrs. Hobbs’, Horn’s, Sterba’s and McMahen’s employment histories during the past five years may be found above under the description of TNP’s officers and directors.

Mr. Ivy, 45, was elected Vice President, Technical Services of TNMP in February 2004. Mr. Ivy has served in several engineering and technical capacities with TNMP since July 1983. He was Director of Technical Services of TNMP from August 2001 until February 2004. He was a Business Unit Manager in TNMP’s Bay Area Business Unit from July 2000 until August 2001 and Regional Engineering Coordinator in TNMP’s Gulf Coast Region from October 1996 until July 2000.

Mr. Walker, 37, was elected Vice President, Market Operations of TNMP in February 2004. Mr. Walker has served in several customer operations and management positions with TNMP since April 1990. He was Business Unit Manager of TNMP’s North Texas region from October 2001 until February 2004. He was director of Customer Operations of the North Texas Region from May 2000 until October 2001, and a Business Unit Manager of two different business units in TNMP’s North Texas region from October 1996 until May 2000.

Mr. Sategna, 51, has been Vice President and Corporate Controller of PNMR since October 31, 2003. Prior to that, he was Controller, Utility Operations of PNM beginning August 22, 2002, and was Controller, Electric and Gas Services of PNM from May 4, 2000.

First Choice Power L.P.

Manjit S. Cheema, the President of the general partners of First Choice Power, L.P. and First Choice Power Special Purpose, L.P. (the “First Choice Companies”), TNP’s retail electric provider subsidiaries, resigned effective upon the completion of PNMR’s acquisition of TNP.

Jeffrey Shorter was elected as President of the general partners of the First Choice Companies, effective upon the completion of the acquisition of TNP by PNMR. As previously reported on Current Report on Form 8-K filed by PNMR on April 15, 2005, Mr. Shorter became a Senior Vice President of PNMR on April 11, 2005. Mr. Shorter, a native of New Mexico, has more than 16 years of experience in strategic planning, pricing and wholesale power marketing. Mr. Shorter has extensive knowledge of the deregulated market in Texas. Most recently, Mr. Shorter was a founder and managing partner of Wolfrox Partners in Dallas, a private investment and operating holding company with interests that included energy consulting. Prior to that, Mr. Shorter served as Senior Vice President of North America Commercial Operations and Vice President of Trading for TXU in Dallas.

The terms of Mr. Shorter’s employment include (i) a base salary of $250,000; (ii) a target bonus of $82,500 up to a maximum of $165,000, contingent upon goal attainment and PNMR’s financial performance; (iii) participation in PNMR’s benefit and incentive plans and other arrangements in accordance with their terms; (iv) participation in PNMR’s long-term incentive program, including equity awards; and (v) all other such benefits which similarly situated PNMR Senior Vice Presidents receive.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to TNP Articles of Incorporation and Bylaws. Upon completion of its acquisition of TNP, PNMR, acting in its capacity as the sole shareholder of TNP by unanimous written consent,

(a)	amended the bylaws of TNP to permit the execution of a unanimous consent of the shareholder and directors of TNP by the sole shareholder and director of TNP, and

(b)	approved the amendment and restatement of Article III of the TNP articles of incorporation (Sections 1 and 2 inclusive) to read in full as follows:

•	The purpose or purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

The amendment to the TNP articles of incorporation will, when effective, remove certain corporate separateness and cost-allocation provisions commonly known as ring-fencing provisions from Article III. The amendment will be effective upon the filing of articles of amendment with the Secretary of State of Texas, which will occur after the completion of the redemption of TNP’s Notes and TNP’s Preferred Stock. These redemptions are described in Item 8.01 of this Current Report. A copy of the amendment will be filed as an exhibit to Current Report on Form 8-K when it becomes effective, if required at that time. A copy of the language amending the bylaws is filed herewith as Exhibit 3.1. A copy of the articles of incorporation and bylaws of TNP, as amended, will be filed as exhibits to the Quarterly Report on Form 10-Q for the period ended June 30, 2005, if required at that time.

Amendments to TNMP Articles of Incorporation and Bylaws. Upon the completion of the acquisition of TNP by PNMR, TNP, in its capacity as the sole shareholder of TNMP and acting by unanimous written consent,

(a)	amended the bylaws of TNMP to permit the execution of a unanimous consent of the shareholder and directors of TNMP by the sole shareholder and director of TNMP, and

(b)	approved amendments to the TNMP articles of incorporation that (i) delete (A) the proviso to Section 1 of Article Three, and (B) Section 2 of Article Three, and (ii) delete Article Ten and redesignate the existing Article Eleven as Article Ten.

The amendments to the TNMP articles of incorporation will, when effective, remove ring-fencing provisions from Article III and remove a related requirement in Article Ten that TNMP have at least one independent director. The amendment will be effective upon the filing of articles of amendment with the Secretary of State of Texas, which will occur after the completion of the redemption of TNP’s Notes and Preferred Stock. These redemptions are described in Item 8.01 of this Current Report. A copy of the amendment will be filed as an exhibit to Current Report on Form 8-K when it becomes effective, if required at that time. A copy of the language amending the bylaws is filed herewith as Exhibit 3.2. A copy of the articles of incorporation and bylaws of TNMP, as amended, will be filed as exhibits to the Quarterly Report on Form 10-Q for the period ended June 30, 2005.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of June 6, 2005, in connection with the acquisition of TNP by PNMR, TNP and TNMP each rescinded their respective ethics policies (subject to a transition period that will extend until August 1, 2005) and adopted in lieu thereof “Do the Right Thing: Principles of Business Conduct for PNM Employees” to be applicable to all employees of TNP, TNMP and their direct and indirect subsidiaries, including the First Choice Companies. The internet address for PNMR, the parent company of TNP and TNMP, is http://www.pnmresources.com. The contents of this website address are not a part of this Form 8-K. The PNMR Corporate Governance Principles and code of ethics (Do the Right Thing-Principles of Business Conduct) were adopted by TNP and TNMP at closing of the acquisition, subject to the transition period mentioned above, and are available on PNMR’s website at http://www.pnmresources.com/ge/index and such information is available in print, without charge, to any shareholder who requests it.

Item 8.01. Other Events

Redemption of TNP’s 10.25% Senior Subordinated Notes due 2010. At the request of TNP, The Bank of New York, as trustee (the “Trustee”) under the Indenture (the “Indenture”) dated as of April 7, 2000 between TNP and the Trustee, mailed a Notice of Redemption on June 6, 2005 to holders of TNP’s Notes to redeem the Notes on July 6, 2005 (the “Notes Redemption Date”). TNP will pay holders of the Notes outstanding on the Notes Redemption Date the redemption price of 105.125% of the $275,000,000 aggregate principal amount of the Notes, or $289,093,750, plus accrued and unpaid interest to the Notes’ Redemption Date. The Notes must be surrendered to The Bank of New York, which is acting as paying agent, in accordance with the instructions on the notice of redemption.

The redemption notice for the Notes state that all the Notes will be redeemed on July 6, 2005, at a redemption price equal to 105.125% of the principal amount of each Note, plus accrued and unpaid interest. The notices also set out the procedures for the redemption. A copy of the Form of Notice of Redemption will be filed as an exhibit to the Quarterly Report on Form 10-Q for the period ended June 30, 2005.

Redemption of TNP’s 14 1/2 % Senior Redeemable Preferred Stock, Series C and D. At the request of TNP, The Bank of New York, as transfer agent and registrar (the “Transfer Agent”) of TNP’s Preferred Stock, mailed a Notice of Redemption on June 6, 2005 to holders of the Preferred Stock to redeem the Preferred Stock on July 6, 2005 (the “Preferred Stock Redemption Date”). TNP will pay holders of the Preferred Stock outstanding on the Preferred Stock Redemption Date the redemption price of 110.000% of the $197,285,000 liquidation preference of the Preferred Stock, or $217,013,500, plus accrued and unpaid dividends, including undeclared dividends, to the Preferred Stock Redemption Date. All amounts will be paid in cash. The Preferred Stock must be surrendered to the Transfer Agent, which is acting as paying agent, in accordance with the instructions in the notice of redemption.

The redemption notice for the Preferred Stock state that all the Preferred Stock will be redeemed on July 6, 2005, at a redemption price in a cash amount equal to 110.000% of the liquidation preference associated with the Preferred Stock, plus an amount in cash equal to all accumulated and unpaid dividends, whether or not declared. The redemption notice for the

Preferred Stock also set out the procedures for redemption. A copy of the form of Notice of Redemption will be filed as an exhibit to the Quarterly Report on Form 10-Q for the period ended June 30, 2005.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number:	Title:
3.1	Amendment to bylaws of TNP dated June 6, 2005.

3.2	Amendment to bylaws of TNMP dated June 6. 2005.

10.1	Investment Agreement dated as of June 6, 2005 between PNM Resources, Inc., a New Mexico corporation, and TNP Enterprises, Inc., a Texas corporation.*

99.1	Press release dated June 6, 2005.

*	Filed as an exhibit to PNMR’s Current Report on Form 8-K dated June 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP ENTERPRISES, INC. AND
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: June 10, 2005	/s/ Terry R. Horn
Terry R. Horn
Vice President, Secretary and Treasurer
(Officer duly authorized to sign this report)